Distribution Financial Services RV Trust 1999-3
November 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance             292,118,561.20
Beginning Pool Factor                  1.00000000

Distribution Allocable to Principal on Notes

                    Class           Prior Prin.Pymts.      $1000 orig.prin.bal.  Current Prin.Pymts       $1000 orig.prin.bal.
                     A-1                    $0.00                 0.0000000                   $0.00               0.0000000
                     A-2                    $0.00                 0.0000000           $4,659,675.77              46.4416426
                     A-3                    $0.00                 0.0000000                   $0.00               0.0000000
                     A-4                    $0.00                 0.0000000                   $0.00               0.0000000
                     A-5                    $0.00                 0.0000000                   $0.00               0.0000000
                     A-6                    $0.00                 0.0000000                   $0.00               0.0000000
                       B                    $0.00                 0.0000000                   $0.00               0.0000000
                       C                    $0.00                 0.0000000                   $0.00               0.0000000

Distribution Allocable to Interest on Notes


     Class          Rate            Prior Prin. Pymts.      $1000 orig.prin.bal.   Current Prin. Pymts.  $1000 orig.prin.bal.
      A-1           5.32%                   $0.00                 0.0000000                   $0.00               0.0000000
      A-2           5.97%                   $0.00                 0.0000000             $225,112.86               2.2436349
      A-3           6.43%                   $0.00                 0.0000000             $259,718.42               5.3583334
      A-4           6.65%                   $0.00                 0.0000000             $479,952.67               5.5416667
      A-5           6.76%                   $0.00                 0.0000000             $211,728.83               5.6333330
      A-6           6.88%                   $0.00                 0.0000000             $314,456.13               5.7333330
        B           7.17%                   $0.00                 0.0000000              $55,943.93               5.9750000
        C           7.92%                   $0.00                 0.0000000              $49,440.60               6.6000000

Note Balance After Giving Effect to Principal Distribution
                    Class       Beginning Balance               Pool Factor          Ending Balance             Pool Factor
                     A-1                    0.00                  0.0000000                   $0.00               0.0000000
                     A-2           45,248,816.38                  1.0000000          $40,589,140.61             404.5402417
                     A-3           48,470,000.00                  1.0000000          $48,470,000.00               1.0000000
                     A-4           86,608,000.00                  1.0000000           86,608,000.00               1.0000000
                     A-5           37,585,000.00                  1.0000000           37,585,000.00               1.0000000
                     A-6           54,847,000.00                  1.0000000           54,847,000.00               1.0000000
                       B            9,363,000.00                  1.0000000            9,363,000.00               1.0000000
                       C            7,491,000.00                  1.0000000            7,491,000.00               1.0000000
Servicing Fee                                                                                                       $97,075.57
Servicing Fee Per $1,000 of Orig.Note                                                                                0.2591923

Realized Losses                                                                                                    $479,785.97

Reserve Account Balance                                                                                          $6,844,429.90

Payments Received with Respect to Receivables During Most Recently Ended Collection Period                       $6,309,285.27
Interest Payments Received                                                                                       $2,182,239.34
Scheduled Principal Payments Received                                                                            $1,540,661.28
Principal Prepayments Received                                                                                   $2,586,384.65

Distribution to Residual Interestholders                                                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                              $0.00

Ending Pool Balance                                                                                            $287,458,885.43
Ending Pool Factor                                                                                                  0.76751689